UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
--------------

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2006

CHINA PROPERTIES DEVELOPMENTS, INC.
(Exact Name of Registrant as Specified in Charter)

Date of Report (Date of earliest event reported): March 14, 2006

Colorado	333-105903	84-1595829
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or organization)	File Number)	Identification Number)

89 Chang’an Middle Road, Yangming International Tower, 26th and 27th Floors
Xi’an , China
(Address of operating and principal executive offices)

Telephone: 86 29 85257560
(Issuer’s telephone number)

Incorp Services, Inc.
2223 S. Raleigh St., Denver, CO 80219, United States
(Name, address and telephone number for Registered Office and Agent for Service)

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|      Written communications pursuant to Rule 425 under the  Securities Act (17 CFR 230.425)

|_|      Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|      Pre-commencement  communications  pursuant to Rule  14d-2(b)  under the Exchange Act (17 CFR 240.14d-2(b))

|_|      Pre-commencement  communications  pursuant to Rule  13e-4(c)  under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On March 10, 2006, China Properties Developments, Inc. (“Issuer”), entered into a debt conversion agreement whereby it will convert its debt of $3,371,650 into shares.  Debt-holders, Dongguan Plastic Cement Factory Guangdong and Shaanxi Ruize Industrial Co. Ltd. have agreed to the conversion at a share price of $2.00 per share.

Dongguan Plastic Cement Factory Guangdong will convert its loan to the issuer in the amount of $1,692,812 and receive 846,406 common shares of the issuer’s common shares resulting in 4.45% ownership of the issuer’s outstanding common shares.  Shaanxi Ruize Industrial Co., Ltd. will convert its loan to the issuer in the amount of $1,678,838 and receive 839,419 common shares of the issuer resulting in 4.42% ownership of the issuer’s outstanding common shares.

With respect to the unregistered sales made, the Company relied on Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The securities were offered to sophisticated investors and/or existing shareholders who were provided all of the current public information available on the Company.

Item 9.01 Financial Statements and Exhibits

c.             Exhibits

Number	Exhibit
10.1	Letter of Agreement to Convert Debt to Shares from Dongguan Plastic Cement Factory Duangdong, dated March 10, 2006
10.2	Letter of Agreement to Convert Debt to Shares from Shaanxi Ruize Industrial Co., Ltd., dated March 10, 2006
10.3	Loan Agreement Dongguan Plastic Cement dated March 15, 1998

SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              CHINA PROPERTIES DEVELOPMENTS, INC.
                                              (Registrant)

Date: March 14, 2006                  /s/ Shuo Lou
                                                 Chief Financial Officer and Chief Accounting Officer